Exhibit 4.2

AMENDMENT NO. 1 TO LOAN AGREEMENT

This Amendment No. 1 to Loan Agreement (this “Amendment”) dated as of July 23, 2003 is entered into with reference to the Loan Agreement dated as of January 24, 2003 among The United Auburn Indian Community, a federally recognized Indian tribe (“Borrower”), the Lenders referred to therein, Wells Fargo Bank, N.A., as Syndication Agent, and Bank of America, N.A., as Administrative Agent (the “Loan Agreement”), and with reference to the following facts:

A.                                   The Auburn Casino was opened for business to gaming patrons on June 9, 2003.

B.                                     By way of a Joinder Agreement dated as of June 30, 2003, the Term Commitment was increased by $72,500,000 (resulting in the aggregate principal amount of the Commitments being increased to $215,000,000), and Bank of America, N.A., Deutschebank Trust Company Americas and Credit Lyonnais New York Branch funded additional Term Loans in the aggregate principal amount of $72,500,000.

C.                                     Concurrently with the making of the additional Term Loans referred to above, Station received payment of the “Existing Station Sub Debt” in the amount of $36,798,151, with the balance of the principal amount of such additional Terms being applied in reduction of the outstanding principal balance of the Revolving Loans (without any reduction in the Revolving Commitment).

D.                                    The Completion Date has not yet occurred, however the Borrower desires to begin the making of Distributions of the type contemplated by Section 6.5(b).

E.                                      The Lenders are willing to permit the making of such Distributions on the basis of the calculation of a Monthly Pro Forma Fixed Charge Coverage Ratio, as provided for and limited herein.

NOW, THEREFORE, the Borrower and the Administrative Agent, acting with the consent of the Requisite Lenders pursuant to Section 12.2 of the Loan Agreement, hereby agree to amend the Loan Agreement as follows:

1.                                       Defined Terms.  This Amendment is one of the Loan Documents referred to in the Loan Agreement, and capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

2.                                       Stipulation Re Opening Date.  For the avoidance of doubt, the parties stipulate and agree that the “Opening Date” referred to in the Loan Agreement occurred on June 9, 2003, and that the first Post Opening Fiscal Quarter will be the Fiscal Quarter ending September 30, 2003.

3.                                       Monthly Distributions and Sub Debt Prepayments.  It is agreed that monthly Distributions and the making of any prepayment of Subordinated Obligations shall be governed by the Monthly Pro Forma Fixed Charge Coverage Ratio, and made pursuant to Section 6.1 or 6.5(b) of the Loan Agreement (in each case as applicable, and as amended hereby).  While the Monthly Pro Forma Fixed Charge Coverage Ratio shall limit the amount of prepayments of Subordinated Obligations permitted by Section 6.1 and of the Distributions permitted by Section 6.5(b), the parties confirm that the Fixed Charge Coverage Ratio shall continue to be calculated only on a quarterly basis as of the last day of each Fiscal Quarter.

4.                                       Additional Defined Terms.  The following definitions are added to those set forth in Section 1.1 of the Loan Agreement:

“Monthly Pro Forma Fixed Charge Coverage Ratio” means the ratio, determined as of the date of the making of each prepayment of Subordinated Obligations under Section 6.1, and of each proposed Distribution pursuant to Section 6.5(b), of (a) the sum of (i) Gaming EBITDAM for the most recent period of twelve calendar months ending on or immediately prior to that date (excluding any such calendar month prior to June, 2003) plus (ii) any increase in the outstanding principal balance of the Sub Debt Contributions (or minus any reduction in the outstanding principal balance of the Sub Debt Contributions other than any reduction resulting from the prepayment of Existing Station Sub Debt in the manner contemplated by Section 6.1(d)) during the period for which Gaming EBITDAM is calculated minus (iii) any Maintenance Capital Expenditures incurred in the same period, minus (iv) any Distributions made during that period, minus (v) without duplication as to clause (iv), any prepayments of Subordinated Obligations or Distributions made following the last day of that period (including the proposed prepayment or Distribution), minus, (vi) the aggregate amount of federal, state and local taxes, if any, paid with respect to the income or revenue derived from the Gaming Assets, to the extent not deducted in arriving at Gaming EBITDAM, during the same period minus (vii) all fees paid or payable to Station, Station Management, Station Development or their respective Affiliates under the Management Agreement or the Development Agreement during the same period to (b) Fixed Charges determined as of the same date.

“Payment Certificate” means a Certificate, substantially in the form of Exhibit L, signed by a Responsible Official of Borrower on its behalf and by Station Management, and properly completed to provide all information required to be included therein

5.                                       Amended Defined Terms.  The following definitions set forth in Section 1.1 of the Loan Agreement are amended to read in full as follows:

“Fixed Charges” means, as of each date of determination of the Fixed Charge Coverage Ratio or the Monthly Pro Forma Fixed Charge Coverage Ratio the sum of:

(a)                                  all of Borrower’s Interest Expense paid in cash during the twelve month period ending on that date (but excluding any portion thereof which is prior to June 9, 2003); plus

(b) all scheduled payments of principal in respect of Recourse Obligations during the twelve month period following such date (or, to the extent that the period in (a) is less than twelve months, the number of months in the period for which Interest Expense has been determined), in the case of any revolving line of credit, being equal to the amount, if any by which the outstanding balance of such line of credit exceeds any amount to which the principal amount of that line of credit must be reduced in accordance with its terms during that period.

6.                                       Representations and Warranties.  In order to induce the Administrative Agent to enter into this Amendment, Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

a.                                       Giving effect to the repayment of the Existing Station Sub Debt, the aggregate principal balance of the Subordinated Obligations owed to Station and its Affiliates as of the date of this Amendment is $10,097,181;

b.                                      As of June 30, 2003, the aggregate amount expended by the Borrower in respect of the design and construction of the Thunder Valley Casino in accordance with the Approved Budget was $187,408,971.

c.                                       As of June 30, 2003, the only items described in the Approved Plans which have not yet been completed are as described on Exhibit A.

d.                                      As of June 30, 2003, the remaining costs for the design and construction of the Thunder Valley Casino which have not yet been paid are as set forth on Exhibit B, and there are no material costs associated with design and construction of the Thunder Valley Casino which are not part of the Approved Budget or described on Exhibit B.

e.                                       As of the date of this Amendment, and giving effect hereto, no Default or Event of Default has occurred and remains continuing;

7.                                       Section 6.1 – Payment of Subordinated Obligations.  Section 6.1 of the Loan Agreement is hereby amended to read in full as follows:

“Payment of Subordinated Obligations.  Prepay any principal (including sinking fund payments), interest or any other amount with respect to any Subordinated Obligations, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligations, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligations will be paid when due or otherwise provide for the defeasance of any Subordinated Obligations provided that so long as no Default or Event of Default exists, or would result therefrom, Borrower may:

(a) make scheduled payments of interest in respect of the Subordinated Obligations;

(b) make scheduled payments under the Management Agreement and the Development Agreement;

(c) prepay Subordinated Obligations (including, without limitation, Sub Debt Contributions) to the extent such prepayments are made out of Available Cash Flow after the payment of the Obligations then due and to the extent that, giving pro forma effect to any such prepayments made in the current Fiscal Quarter, as of the last day of the immediately preceding Fiscal Quarter, Borrower’s Monthly Pro Forma Fixed Charge Coverage Ratio, calculated on a pro forma basis as of the last day of the immediately preceding calendar month, is not less than 1.10:1.00 (or, if the Make-Well Release Date has occurred, 1.25:1.00), and provided that during the ten Business Day period prior to the making of any prepayment under this clause (c), Borrower and Station Management shall have provided the Administrative Agent with a Payment Certificate certifying as to such matters.”

8.                                       Section 6.5(b) – Distributions.  Section 6.5(b) of the Loan Agreement is hereby amended to read in full as follows:

“(b) following the Opening Date, other Distributions to Borrower made during any calendar month in an amount not to exceed Available Cash Flow for the immediately preceding calendar month; provided that:

(i)  giving effect to the making of such Distribution, the Monthly Pro Forma Fixed Charge Coverage Ratio, calculated on a pro forma basis as of the last day of the immediately preceding calendar month, is not less than 1.10:1.00 (or, if the Make-Well Release Date has occurred, 1.25:1.00);

(ii) the aggregate amount of the Distributions made pursuant to this clause (b)

shall not exceed, during any Fiscal Quarter ending prior to the Make-Well Release Date, 25% of Gaming EBITDAM for that Fiscal Quarter;

(iii) giving effect to the making of the Distribution, no Default or Event of Default exists;

(iv) during the ten Business Day period prior to the making of any Distribution under this clause (b), Borrower and Station Management shall have provided the Administrative Agent with a Payment Certificate certifying as to such matters.”

9.                                       Section 6.14(a) – Capital Expenditures.  Section 6.14(a) of the Loan Agreement is hereby amended to read in full as follows:

“(a) Capital Expenditures made in accordance with the Approved Plans and Approved Budget for the construction of the Thunder Valley Casino in an aggregate amount not to exceed $270,000,000, provided that to the extent that such Capital Expenditures exceed $215,000,000, Station shall have complied with its obligations to make Sub Debt Contributions in respect of such excess amounts, as and when required by the Completion Guaranty.”

10.                                 Form of Payment Certificate.  Exhibit L to this Agreement is hereby deemed attached to the Loan Agreement as Exhibit L thereto, the form of the Payment Certificate.

11.                                 Conditions Precedent.  This Amendment shall be subject to the fulfillment of each of the following conditions precedent:

a.                                       The Administrative Agent shall have received written consents hereto executed by the Requisite Lenders, substantially in the form of Exhibit C hereto;

b.                                      Each of the representations and warranties of the Borrower set forth herein shall be true and correct; and

c.                                       Station and Station Management shall each have executed the consent hereto appended following the signature pages hereof.

12.                                 Reservation.  The Administrative Agent and the Lenders specifically reserve all of their rights under the Completion Guaranty.

[Remainder of this page intentionally left blank – signatures follow]

13.                                 Confirmation.  The other provisions of the Loan Agreement and the Loan Documents are hereby confirmed.  Without limitation on the foregoing, the Borrower confirms that the waiver of sovereign immunity set forth in Section 12.31 of the Loan Agreement applies to this Amendment.

IN WITNESS WHEREOF, the Borrower and the Administrative Agent have executed this Amendment by their duly authorized representatives.

THE UNITED AUBURN INDIAN COMMUNITY

By:
Jessica Tavares, Chairperson

BANK OF AMERICA, N.A., as Administrative Agent

By:
Janice Hammond, Vice President

The undersigned hereby consent to the execution, delivery and delivery of the foregoing Amendment, and confirm that, to the best knowledge of the undersigned, the representations and warranties of the Borrower set forth in Sections 7(a) through (d), above, are correct.  Station further acknowledges (a) the continuing effect of its obligation, pursuant to the Completion Guaranty, to make Sub Debt Contributions to the Borrower to the extent that construction costs of the Thunder Valley Casino exceed $215,000,000, to the extent that the Borrower has not dedicated Available Cash Flow to the payment of such amounts as determined by Administrative Agent in its sole discretion, and (b) that the Administrative Agent and the Lenders have reserved all of their rights under the Completion Guaranty.

STATION CASINOS, INC.

By:

Title:

STATION CALIFORNIA, LLC

By:

Title:

Exhibit A

Items remaining to be completed:

1. Asian gaming room

2. VIP gaming room

3. Three restaurants (Steakhouse, Coffee Shop and Asian)

4. Expansion of Sunset Road

5. Bridge over wetlands

6. Improvements on Fiddyment Road

Exhibit B

Remaining costs as of June 30, 2003 to complete Thunder Valley Casino: $60,945,496

Exhibit C

CONSENT OF LENDER

Reference is hereby made to the Loan Agreement dated as of January 24, 2003 (the “Loan Agreement”) among The United Auburn Indian Community, a federally recognized Indian tribe (“Borrower”) the Lenders referred to therein, Wells Fargo Bank, N.A., as Syndication Agent, and Bank of America, N.A., as Administrative Agent.

The undersigned Lender hereby consents to the execution and delivery of Amendment No. 1 to Loan Agreement by the Administrative Agent on its behalf, substantially in the form of the most recent draft thereof presented to the undersigned Lender.

Dated as of July      , 2003.

[Name of Lender]

By:

Title:

[Exhibit L to Loan Agreement and to Amendment No. 1 to Loan Agreement]

PAYMENT CERTIFICATE

This Payment Certificate is delivered to Bank of America, N.A., as Administrative Agent, with reference to the Loan Agreement dated as of January 24, 2003 among The United Auburn Indian Community, a federally recognized Indian tribe (“Borrower”), the Lenders referred to therein, Wells Fargo Bank, N.A., as Syndication Agent, and Bank of America, N.A., as Administrative Agent (as amended, the “Loan Agreement”).  Within the ten Business Day period following the delivery of this Certificate, the Borrower intends to [check one]:

☐                                    Make a prepayment of Subordinated Obligations pursuant to Section 6.1 of the Loan Agreement in the principal amount of $                                  .

☐                                    Make a Distribution in the amount of $                                   pursuant to Section 6.5(b) of the Loan Agreement.

In connection the prepayment of Sub Debt Contributions or Distribution (the “Payment”) described above,  the undersigned hereby certifies that:

(a)                                  Available Cash Flow for the calendar month (the “Test Month”) immediately preceding the date of this Certificate was $                                       .

(b)                                 giving pro forma effect to the Payment and all other Payments heretofore made or to be made during the current month, as of the last day of the Test Month the Monthly Pro Forma Fixed Charge Coverage Ratio is not less than 1.10:1.00 (or, if the Make-Well Release Date has occurred, 1.25:1.00).

Calculations supporting the above certifications are attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by its duly authorized representatives.

THE UNITED AUBURN INDIAN COMMUNITY

By:

Title:

STATION CALIFORNIA, LLC

By:

Title: